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                                                       Exhibit 23






                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 2-73466 dated July 31, 1981), Post-Effective Amendment No. 12 to the Registration Statement (Form S-8 No. 2-29022 dated July 31, 1981), and the Registration Statement (Form S-8 No. 33-42543 dated August 30, 1991) all pertaining to the Cognitronics Corporation 1967 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-42544 dated August 30, 1991) pertaining to the Cognitronics Corporation 1990 Stock Option Plan and to the references to our firm under the caption "Experts" in the related prospectuses of our report dated March 13, 1996, with respect to the consolidated financial statements of Cognitronics Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1995.




                                        /s/ Ernst & Young LLP
                                          Ernst & Young LLP



Stamford, Connecticut
March 27, 1996